Registration No. 333-200967, 333-184759, 333-184758, 333-180050, 333-165457, 333-165456, 333-165455, 333-157951, 333-157950, 333-153716, 333-132407, 333-121547, 333-111218, 333-111212,  333-76976, 333-51090, 333-87655, 333-82469, 333-68371, 033-64751

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-200967
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184759
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184758
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180050
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165457
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165456
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165455
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157951
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157950
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-153716
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-132407
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121547
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111218
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111212
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76976
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-51090
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-87655
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82469
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-68371
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-64751

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-1541330 (I.R.S. Employer Identification Number)

25 Harbor Park Drive
Port Washington, New York 11050
(Address, including zip code, of registrant’s principal executive offices)

____________________

Pall Corporation Management Stock Purchase Plan
Pall Corporation Employee Stock Purchase Plan
Pall Corporation 2012 Stock Compensation Plan
Pall Corporation 2005 Stock Compensation Plan
Pall Corporation 2001 Stock Option Plan for Non-Employee Directors

Pall Corporation 1998 Stock Option Plan
Pall Corporation 1995 Stock Option Plan and Stock Option Plan for Non-Employee Directors

(Full title of the plan)

____________________

Roya Behnia
Senior Vice President, General Counsel and Corporate Secretary
Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050
(Name and address of agent for service)

Telephone: (516) 484-5400
(Telephone number, including area code, of agent for service)

____________________

Copies to:
Robert M. Katz, Esq.
John J. Cannon III, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒     Accelerated filer  □     Non-accelerated filer  □     Smaller reporting company  □

EXPLANATORY NOTE

These post-effective amendments filed by the Pall Corporation, a New York corporation (the “Registrant”), hereby amend the following registration statements (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any securities registered pursuant to the Registration Statements and remaining unissued:

•
Registration Statement on Form S-8 (No. 33-200967), pertaining to the registration of an aggregate of 8,000,000 shares of common stock, par value $0.10 per share (the “Shares”), issuable under the Pall Corporation 2012 Stock Compensation Plan.

•
Registration Statement on Form S-8 (No. 333-184759), pertaining to the registration of an aggregate of 650,000 Restricted Stock Units and 650,000 Shares, issuable under the Pall Corporation Management Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-184758), pertaining to the registration of an aggregate of 1,300,000 Shares, issuable under the Pall Corporation Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-180050), pertaining to the registration of an aggregate of 7,100,000 Shares, issuable under the Pall Corporation 2012 Stock Compensation Plan.

•
Registration Statement on Form S-8 (No. 333-165457), pertaining to the registration of an aggregate of 150,000 Restricted Stock Units and 150,000 Shares, issuable under the Pall Corporation Management Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-165456), pertaining to the registration of an aggregate of 800,000 Shares, issuable under the Pall Corporation Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (No. 333-165455), pertaining to the registration of an aggregate of 2,700,000 Shares, issuable under the Pall Corporation 2005 Stock Compensation Plan.

•
Registration Statement on Form S-8 (No. 333-157951), pertaining to the registration of an aggregate of 1,000,000 Restricted Stock Units, 1,000,000 Shares, and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation Management Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-157950), pertaining to the registration of an aggregate of 1,000,000 Shares and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation 2005 Stock Compensation Plan.

•	Registration Statement on Form S-8 (No. 333-153716), pertaining to the registration of an aggregate of 1,500,000 Shares, issuable under the Pall Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-132407), pertaining to the registration of an aggregate of 1,000,000 Shares and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-121547), pertaining to the registration of an aggregate of 5,000,000 Shares and 5,000,000 Common Share Purchase Rights, issuable under the Pall Corporation 2005 Stock Compensation Plan.

•
Registration Statement on Form S-8 (No. 333-111218), pertaining to the registration of an aggregate of 1,000,000 Restricted Stock Units, 1,000,000 Shares and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation Management Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-111212), pertaining to the registration of an aggregate of 1,000,000 Shares and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-76976), pertaining to the registration of an aggregate of 400,000 Shares and 400,000 Common Share Purchase Rights, issuable under the Pall Corporation 2001 Stock Option Plan for Non-Employee Directors.

•
Registration Statement on Form S-8 (No. 333-51090), pertaining to the registration of an aggregate of 4,000,000 Shares and 4,000,000 Common Share Purchase Rights, issuable under the Pall Corporation 1998 Stock Option Plan.

•
Registration Statement on Form S-8 (No. 333-87655), pertaining to the registration of an aggregate of 1,000,000 Shares and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-82469), pertaining to the registration of an aggregate of 1,000,000 Restricted Stock Units, 1,000,000 Shares and 1,000,000 Common Share Purchase Rights, issuable under the Pall Corporation Management Stock Purchase Plan.

•
Registration Statement on Form S-8 (No. 333-68371), pertaining to the registration of an aggregate of 4,000,000 Shares and 4,000,000 Common Share Purchase Rights, issuable under the Pall Corporation 1998 Stock Option Plan.

•
Registration Statement on Form S-8 (No. 033-64751), pertaining to the registration of an aggregate of 4,300,000 Shares and 4,300,000 Common Share Purchase Rights, issuable under the Pall Corporation 1995 Stock Option Plan and Stock Option Plan for Non-Employee Directors.

Pursuant to the Agreement and Plan of Merger, dated as of May 12, 2015, among the Registrant, Danaher Corporation, a Delaware corporation (“Parent”), and Pentagon Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.  The Merger became effective on August 31, 2015.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and hereby removes from registration any and all securities registered but not issued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on the 31st day of August, 2015.

PALL CORPORATION

By:	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel and Corporate Secretary

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements.

[Post-Effective Amendment No. 1 to Form S-8]